Exhibit 23
Consent of Independent Registered Public Accounting Firm
As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 20, 2006, included in this Annual Report of the Post Properties, Inc 401(k) Plan on Form 11-K for the year ended December 31, 2005, into the Plan’s previously filed Registration Statement No. 33-00020.

Atlanta, Georgia	/s/ Gifford, Hillegass & Ingwersen, LLP

June 20, 2006	Gifford, Hillegass & Ingwersen, LLP

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